EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement of Horizon Bancorp on Form S-8 of our report, dated January 31, 2003, on the consolidated financial statements of Horizon Bancorp as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, included in the Annual Report on Form 10-K of Horizon Bancorp for the year ended December 31, 2002.


/s/ BKD, LLP
BKD, LLP

Fort Wayne, Indiana
February 17, 2004